Ex. 14(a)







                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 31, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of The Tocqueville Trust which is also incorporated by reference into the N-14 Registration Statement. We also consent to the references to us under the headings "Financial Statements" in such the N-14 Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in The Tocqueville Trust's registration statement on Form N-1A dated February 28, 2002, which is incorporated by reference into this N-14 Registration Statement.



/s/PricewaterhouseCoopers LLP

New York, New York
May 13, 2002